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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On September 27, 2006 the Registrant announced that the Pennsylvania Gaming Control Board granted approval to Washington Trotting Association, Inc. of a Conditional Category 1 gaming license. On July 26, 2006, the Registrant sold all of the outstanding shares of WTA and certain other entities (the "Meadows Entities") to PA Meadows, LLC ("PA Meadows"), a company owned by William Paulos and William Wortman, controlling shareholders of Millennium Gaming, Inc. ("Millennium") and entities related to Oaktree Capital Management, LLC (together with PA Meadows and Millennium, "Millennium-Oaktree") in exchange for two notes representing the purchase price in the amounts of $175 million (the "First Note") and $25 million (the "Second Note"), respectively.

        The Registrant expects the First Note to be repaid on or about November 3, 2006, provided that Millennium-Oaktree's lenders are reasonably satisfied with the conditions attached to the Gaming License. The terms of the Second Note were also amended, though the amount remains unchanged.

        The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 27, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
October 3, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES